UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) Ma y 4, 2020

(Date of earliest event reported) April 29, 2020

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On April 29, 2020, ONE Gas, Inc. (“ONE Gas”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Mizuho Securities USA LLC, as representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), with respect to the issuance and sale by ONE Gas of $300 million aggregate principal amount of its 2.00% senior notes due 2030 (the “Notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by ONE Gas and customary conditions to closing, indemnification obligations of ONE Gas, on the one hand, and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, as amended, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Supplemental Indentures and Notes

On May 4, 2020, ONE Gas completed the underwritten public offering (the “Offering”) of the Notes. ONE Gas registered the sale of the Notes with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-236658) filed on February 26, 2020. ONE Gas intends to use the net proceeds from the Offering of approximately $295.5 million, after deducting underwriting discounts and estimated offering expenses, to repay amounts outstanding under its commercial paper program and for general corporate purposes.

The terms of the Notes are governed by the Indenture, dated as of January 27, 2014 (the “Base Indenture” and, as amended and supplemented by the Third Supplemental Indenture (as defined below), the “Indenture”), between ONE Gas and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture No. 3 with respect to the Notes (the “Third Supplemental Indenture”) dated as of May 4, 2020.

The Base Indenture and the Third Supplemental Indenture are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The form of the Notes is filed herewith as Exhibit 4.3 and is incorporated herein by reference. In addition, the legal opinion related to the Notes is filed herewith as Exhibit 5.1 and is incorporated herein by reference.

Affiliations

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for ONE Gas or its subsidiaries for which they will receive customary fees. Affiliates of certain of the Underwriters are also agents and/or lenders under ONE Gas’ credit facilities and dealers under ONE Gas’ $700 million commercial paper program.

The Trustee and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for ONE Gas for which they received or will receive customary fees and expenses. The Trustee is a lender under ONE Gas’ credit facilities and an affiliate of the Trustee is an Underwriter of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 with respect to the Notes and the Indenture above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 29, 2020, between ONE Gas, Inc., BofA Securities, Inc. and Mizuho Securities USA LLC, as representatives of the several underwriters named therein.

4.1

Indenture, dated as of January 27, 2014, among ONE Gas, Inc. and U.S. Bank National Association, as trustee, (incorporated by reference to Exhibit 10.1 to ONE Gas, Inc.’s Current Report on Form 8-K filed on January 30, 2014 (File No. 1-36108)).

4.2	Third Supplemental Indenture, dated as of May 4, 2020, among ONE Gas, Inc. and U.S. Bank National Association, as trustee, with respect to the 2.00% Notes due 2030.

4.3	Form of Note due 2030 (included in Exhibit 4.2 above).

5.1	Opinion of GableGotwals.

23.1	Consent of GableGotwals (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: May 4, 2020	By:	/s/ Caron A. Lawhorn
Caron A. Lawhorn Senior Vice President and Chief Financial Officer